EXHIBIT 99.1

FOR RELEASE 6:00 AM ET, July 29, 2021

Contact:    Robert S. Tissue, Executive Vice President & CFO
Telephone:    (304) 530-0552
Email:        rtissue@summitfgi.com

SUMMIT FINANCIAL GROUP REPORTS SECOND QUARTER 2021 EPS OF $0.80, GROWTH IN LOANS AND REVENUE, AND LOWER CREDIT COSTS

MOOREFIELD, WV – July 29, 2021 (GLOBE NEWSWIRE) – Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported financial results for the second quarter of 2021, including continued strong earnings on growth in loans and total revenue, as well as lower credit costs.

Second quarter 2021 net income applicable to common shares totaled $10.4 million, or $0.80 per diluted share. Net income applicable to common shares were $10.4 million or $0.80 per diluted share in the first quarter of 2021 and $6.9 million or $0.54 per diluted share in the second quarter of 2020. For the six months ended June 30, 2021, Summit recorded net income applicable to common shares of $20.8 million, or $1.60 per diluted share, compared with $11.5 million, or $0.88 per diluted share, for the comparable 2020 six-month period, representing an increase of 81.4 percent or 81.8 percent per diluted share.

“Summit’s performance in the second quarter and first half of this year gives us even greater confidence in our loan growth goals for 2021 and beyond,” said H. Charles Maddy, III, President and Chief Executive Officer. “We expect to continue benefitting from production and pipelines that reflect our success in growing commercial relationships in our existing markets, particularly in the D.C., Northern Virginia, Charleston and Huntington, West Virginia regions, complemented by recent acquisitions. We intend to continue creating significant organic growth opportunities, while leveraging Summit’s operational efficiencies and core deposits in strong legacy locations, as well as our high-performing bankers in every community we serve.”

Highlights for Q2 2021

•Total loans, excluding mortgage warehouse lines of credit and PPP loans, increased 3.7 percent (14.8 percent annualized) during the quarter, 9.6 percent (19.2 percent annualized) year-to-date and 22.0 percent since June 30, 2020.

•Net interest income increased 2.1 percent compared to the linked quarter, and increased 16.2 percent from the year-ago period, primarily due to loan growth and lower funding costs.

•Net interest margin (“NIM”) decreased 10 basis points to 3.55 percent from the linked quarter, as yield on interest earning assets decreased 16 basis points while the cost of deposits and other funding declined 8 basis points.

•Recorded an efficiency ratio of 49.09 percent and maintained non-interest expense at 2.09 percent of average assets.

•Provision for credit losses declined to $1.0 million. Allowance for loan credit losses at period end equaled $33.9 million, or 1.39 percent of total loans and 148.2 percent of nonperforming loans.

•Announced the acquisition of substantially all of MVB Bank’s Southern West Virginia community banking operations including four full-service branches and two drive-up locations in and around the state’s largest cities of Charleston and Huntington, approximately $163.1 million in deposits, and $53.9 million in loans, with an accretive transaction that closed earlier this month.

•Raised $15.0 million in growth capital through a previously disclosed private placement of 6% Fixed-Rate Non-Cumulative Perpetual Preferred Stock to provide flexibility for executing our strategic plan.

Results from Operations

Net interest income grew to $26.8 million in the second quarter of 2021, an increase of 2.1 percent from the linked quarter and 16.2 percent from the prior-year second quarter. NIM for second quarter 2021 was 3.55 percent compared to 3.65 percent for the linked quarter and 3.68 percent for the year-ago quarter. Excluding the impact of accretion and amortization of fair value acquisition accounting adjustments, Summit’s net interest margin would have been 3.50 percent for the second quarter of 2021, 3.60 percent for the linked quarter and 3.61 percent for the year-ago period.

Noninterest income, consisting primarily of service fee income from community banking activities and trust and wealth management fees, for second quarter 2021 was $4.7 million compared to $5.0 million for the linked quarter and $3.6 million for the comparable period of 2020. The Company recorded securities gains of $127,000 in the second quarter of 2021 and $476,000 in the linked quarter. Excluding securities gains, noninterest income was $4.6 million for second quarter 2021 and $4.5 million for the linked quarter. Mortgage origination revenue was $898,000 in the second quarter of 2021 compared to $998,000 for the linked quarter and $641,000 for the year-ago period, due to higher volumes of secondary market loans driven primarily by historically low interest rates.

Revenue from net interest income and noninterest income, excluding securities gains, grew to $31.4 million, up 2.1 percent from $30.8 million in the linked quarter and 17.8 percent from $26.7 million in the year-ago quarter. Revenue, excluding securities gains, for the first half of 2021, grew to $62.1 million, up 20.5 percent from the first half of 2020 and outpacing the 10.8 percent noninterest expense increase recorded for the comparable six-month periods.

Total noninterest expense increased to $17.0 million in the second quarter of 2021, up 3.7 percent from $16.4 million in the linked quarter and 12.1 percent from $15.2 million for the prior-year second quarter, reflecting acquisition-related expenses primarily from Summit’s recently completed Southern West Virginia branch acquisition, as well as ongoing operating costs for its April 2020 branch acquisitions in West Virginia’s Eastern Panhandle and its December 2020 purchase of Kentucky’s WinFirst Bank.

Salary and benefit expenses of $8.2 million in the second quarter of 2021 declined from $8.4 million in the linked quarter, while acquisitions closed in April and December 2020 contributed to an increase from $7.7 million in the year-ago period. Additionally, other significant factors contributing to the changes in total noninterest expense in the second quarter of 2021 were: FDIC assessments of $488,000 compared to $277,000 for the linked quarter and $110,000 for the year-ago period, as well as foreclosed properties expense of $746,000 compared to $227,000 in the linked quarter and $240,000 in the year-ago period. Summit’s efficiency ratio improved to 49.09 percent in the second quarter of 2021 from 49.79 percent in the linked quarter and 51.97 percent for the year-ago period. Non-interest expense was 2.09 percent of average assets in the second quarter of 2021, unchanged from the linked quarter and improved from 2.23 percent in the year-ago period.

Balance Sheet

At June 30, 2021, total assets were $3.27 billion, an increase of $166.1 million, or 5.3 percent since December 31, 2020.

Total loans net of unearned fees and excluding PPP and mortgage warehouse lending grew to $2.28 billion on June 30, 2021, increasing 3.7 percent during the second quarter, 9.6 percent year-to-date and 22.0 percent since June 30, 2020.

Total commercial loans, including commercial and industrial (C&I) and commercial real estate (CRE) and excluding PPP lending, grew to $1.5 billion on June 30, 2021, increasing 5.9 percent during the second quarter, 15.3 percent year-to-date and 26.4 percent since June 30, 2020. Residential real estate and consumer lending totaled $576.8 million on June 30, 2021, down 2.0 percent during the second quarter and 6.4 percent year-to-date, while increasing 0.8 percent from June 30, 2020.

PPP balances paid down to $40.4 million on June 30, 2021 from a peak of $98.5 million on September 30, 2020. Mortgage warehouse lines of credit, sourced solely from a participation arrangement with a large regional bank, have paid down to $105.3 million on June 30, 2021 from a peak of $252.5 million on June 30, 2020.

Total deposits grew to $2.73 billion on June 30, 2021, increasing 0.2 percent during the second quarter, 5.1 percent year-to-date and 11.3 percent since June 30, 2020. Core deposits grew to $2.63 billion on June 30, 2021, increasing 0.8 percent during the second quarter, 6.9 percent year-to-date and 16.4 percent June 30, 2020.

Total shareholders’ equity was $315.2 million as of June 30, 2021 compared to $281.6 million at December 31, 2020. During the second quarter of 2021, Summit raised $15.0 million in growth capital through a previously disclosed private placement of 6% Fixed-Rate Non-Cumulative Perpetual Preferred Stock.

Tangible book value per common share increased to $19.01 as of June 30, 2021 compared to $17.50 at December 31, 2020 and $16.63 at June 30, 2020. Summit had 12,963,057

outstanding common shares at the end of the second quarter of 2021 compared to 12,942,004 at year end 2020.

As announced in the first quarter of 2020, the Board of Directors authorized the open market repurchase of up to 750,000 shares of the issued and outstanding shares of Summit's common stock. The timing and quantity of stock purchases under this repurchase plan are at the discretion of management. During the second quarter of 2021, no shares of our common stock were repurchased under the Plan.

Asset Quality

Net loan charge-offs (“NCOs”) were $202,000, or 0.03 percent of average loans annualized, in the second quarter of 2021. NCOs of $189,000 represented 0.03 percent of average loan annualized in the linked quarter, and the Company recorded net recoveries of $51,000 in the year-ago period.

Summit’s provision for credit losses was $1.0 million in the second quarter of 2021, while its allowance for loan credit losses was $33.9 million, representing 1.39 percent of total loans and 148.2 percent of nonperforming loans, as of June 30, 2021. The provision for credit losses was $1.5 million and $3.0 million for the linked and year-ago quarters, respectively. The allowance for loan credit losses stood at $34.0 million or 1.39 percent of total loans on March 31, 2021 and $27.2 million or 1.22 percent at June 30, 2020.

As of June 30, 2021, nonperforming assets (“NPAs”), consisting of nonperforming loans, foreclosed properties and repossessed assets, totaled $36.0 million, or 1.10 percent of assets, compared to NPAs of $39.3 million, or 1.21 percent of assets at the linked quarter-end and $30.5 million, or 1.07 percent of assets at the end of second quarter 2020. A loan relationship totaling $9.5 million impacted by the COVID-19 pandemic and on nonaccrual at June 30, 2021 was restored to full accrual status in July 2021.

The aggregate balances of loans the Company has modified as result of the COVID-19 pandemic continued to decline to $8.7 million or 0.4 percent of total loans on June 30, 2021, down from $33.9 million, or 1.4 percent on March 31, 2021, as summarized in the following table.

		Loan Balances Modified Due to COVID-19 as of 6/30/2021
Dollars in thousands	Total Loan Balance as of 6/30/2021	Loans Modified to Interest Only Payments	Loans Modified to Payment Deferral	Total Loans Modified	Percentage of Loans Modified
Hospitality Industry	$116,745	$866	$—	$866	0.7%
Non-Owner Occupied Retail Stores	143,931	7,223	—	7,223	5.0%
Owner-Occupied Retail Stores	141,703	—	—	—	—%
Restaurants	11,895	—	—	—	—%
Oil & Gas Industry	17,158	—	—	—	—%
Other Commercial Loans	1,315,074	581	—	581	—%
Total Commercial Loans	1,746,506	8,670	—	8,670	0.5%
Residential 1-4 Family Personal	279,970	—	—	—	—%
Residential 1-4 Family Rentals	189,963	—	—	—	—%
Home Equity Loans	72,956	—	—	—	—%
Total Residential Real Estate Loans	542,889	—	—	—	—%
Consumer Loans	32,731	—	—	—	—%
Mortgage Warehouse Loans	105,288	—	—	—	—%
Credit Cards and Overdrafts	2,356	—	—	—	—%
Total Loans	$2,429,770	$8,670	$—	$8,670	0.4%

About the Company

Summit Financial Group, Inc. is the $3.27 billion financial holding company for Summit Community Bank, Inc. Its talented bankers serve commercial and individual clients throughout West Virginia, the Washington, D.C. metropolitan area, Virginia, and Kentucky. Summit’s focus on in-market commercial lending and providing other business banking services in dynamic markets is designed to leverage its highly efficient operations and core deposits in strong legacy locations. Residential and consumer lending, trust and wealth management, and other retail financial services are offered through convenient digital and mobile banking platforms, including MySummit.bank, and 46 full-service branch locations. More information on Summit Financial Group, Inc. (NASDAQ: SMMF), headquartered in West Virginia’s Eastern Panhandle in Moorefield, is available at SummitFGI.com.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially. Factors that might cause such a difference include: the effect of the COVID-19 pandemic, including the negative impacts and disruptions on the communities we serve, and the domestic and global economy, which may have an adverse effect on our business; current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; fiscal and monetary policies of the Federal Reserve; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; the successful integration of operations of our acquisitions; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies. We undertake no obligation to revise these statements following the date of this press release.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2021 vs Q2 2020
	For the Quarter Ended		Percent
Dollars in thousands	6/30/2021	6/30/2020	Change
Statements of Income
Interest income
Loans, including fees	$27,697	$25,624	8.1%
Securities	2,202	2,253	-2.3%
Other	56	60	-6.7%
Total interest income	29,955	27,937	7.2%
Interest expense
Deposits	2,136	4,186	-49.0%
Borrowings	1,008	685	47.2%
Total interest expense	3,144	4,871	-35.5%

Net interest income	26,811	23,066	16.2%
Provision for credit losses	1,000	3,000	n/m
Net interest income after provision for credit losses	25,811	20,066	28.6%

Noninterest income
Trust and wealth management fees	683	582	17.4%
Mortgage origination revenue	898	641	40.1%
Service charges on deposit accounts	1,093	882	23.9%
Bank card revenue	1,519	1,087	39.7%
Realized securities gains	127	—	n/a
Bank owned life insurance and annuity income	275	275	—%
Other income	120	131	-8.4%
Total noninterest income	4,715	3,598	31.0%
Noninterest expense
Salaries and employee benefits	8,230	7,655	7.5%
Net occupancy expense	1,131	977	15.8%
Equipment expense	1,598	1,360	17.5%
Professional fees	428	417	2.6%
Advertising and public relations	138	93	48.4%
Amortization of intangibles	382	410	-6.8%
FDIC premiums	488	110	343.6%
Bank card expense	685	560	22.3%
Foreclosed properties expense, net	746	240	210.8%
Acquisition-related expenses	454	637	-28.7%
Other expenses	2,756	2,738	0.7%
Total noninterest expense	17,036	15,197	12.1%
Income before income taxes	13,490	8,467	59.3%
Income tax expense	2,930	1,518	93.0%
Net income	$10,560	$6,949	52.0%
Preferred stock dividends	139	—	n/a

Net income applicable to common shares	$10,421	$6,949	50.0%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary (unaudited) -- Q2 2021 vs Q2 2020

	For the Quarter Ended		Percent
	6/30/2021	6/30/2020	Change
Per Share Data
Earnings per common share
Basic	$0.80	$0.54	48.1%
Diluted	$0.80	$0.54	48.1%

Cash dividends	$0.17	$0.17	—%
Dividend payout ratio	21.2%	31.7%	-33.1%

Average common shares outstanding
Basic	12,952,357	12,911,979	0.3%
Diluted	13,013,714	12,943,804	0.5%

Common shares outstanding at period end	12,963,057	12,922,045	0.3%

Performance Ratios
Return on average equity	13.67%	10.75%	27.2%
Return on average tangible equity	17.03%	13.57%	25.5%
Return on average tangible common equity	17.59%	13.57%	29.6%
Return on average assets	1.29%	1.02%	26.5%
Net interest margin (A)	3.55%	3.68%	-3.5%
Efficiency ratio (B)	49.09%	51.97%	-5.5%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2021 vs 2020
	For the Six Months Ended		Percent
Dollars in thousands	6/30/2021	6/30/2020	Change
Statements of Income
Interest income
Loans, including fees	$55,234	$50,859	8.6%
Securities	4,359	4,563	-4.5%
Other	123	158	-22.2%
Total interest income	59,716	55,580	7.4%
Interest expense
Deposits	4,632	9,537	-51.4%
Borrowings	2,022	1,534	31.8%
Total interest expense	6,654	11,071	-39.9%

Net interest income	53,062	44,509	19.2%
Provision for credit losses	2,500	8,250	n/m
Net interest income after provision for credit losses	50,562	36,259	39.4%

Noninterest income
Trust and wealth management fees	1,321	1,247	5.9%
Mortgage origination revenue	1,896	855	121.8%
Service charges on deposit accounts	2,193	2,145	2.2%
Bank card revenue	2,860	2,020	41.6%
Realized securities gains	602	1,038	-42.0%
Bank owned life insurance income and annuity income	573	539	6.3%
Other income	244	255	-4.3%
Total noninterest income	9,689	8,099	19.6%
Noninterest expense
Salaries and employee benefits	16,665	15,160	9.9%
Net occupancy expense	2,305	1,860	23.9%
Equipment expense	3,180	2,789	14.0%
Professional fees	766	804	-4.7%
Advertising and public relations	228	244	-6.6%
Amortization of intangibles	787	839	-6.2%
FDIC premiums	765	275	178.2%
Bank card expense	1,259	1,063	18.4%
Foreclosed properties expense, net	972	1,207	-19.5%
Acquisition-related expenses	893	1,425	-37.3%
Other expenses	5,649	4,529	24.7%
Total noninterest expense	33,469	30,195	10.8%
Income before income taxes	26,782	14,163	89.1%
Income tax expense	5,863	2,708	116.5%
Net income	$20,919	$11,455	82.6%
Preferred stock dividends	139	—	n/a

Net income applicable to common shares	$20,780	$11,455	81.4%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Six Month Performance Summary (unaudited) -- 2021 vs 2020

	For the Six Months Ended		Percent
	6/30/2021	6/30/2020	Change
Per Share Data
Earnings per common share
Basic	$1.61	$0.89	80.9%
Diluted	$1.60	$0.88	81.8%

Cash dividends	$0.34	$0.34	—%
Dividend payout ratio	21.3%	38.6%	-44.9%

Average common shares outstanding
Basic	12,947,228	12,940,590	0.1%
Diluted	13,007,889	12,983,146	0.2%

Common shares outstanding at period end	12,963,057	12,922,045	0.3%

Performance Ratios
Return on average equity	14.09%	8.83%	59.6%
Return on average tangible equity	17.75%	10.99%	61.5%
Return on average tangible common equity	18.06%	10.99%	64.3%
Return on average assets	1.30%	0.78%	66.7%
Net interest margin (A)	3.60%	3.72%	-3.2%
Efficiency ratio (B)	49.44%	51.70%	-4.4%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding acquisition-related expenses gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
Dollars in thousands	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Statements of Income
Interest income
Loans, including fees	$27,697	$27,538	$27,897	$26,807	$25,624
Securities	2,202	2,157	2,228	2,382	2,253
Other	56	67	51	57	60
Total interest income	29,955	29,762	30,176	29,246	27,937
Interest expense
Deposits	2,136	2,496	2,956	3,552	4,186
Borrowings	1,008	1,014	1,014	928	685
Total interest expense	3,144	3,510	3,970	4,480	4,871

Net interest income	26,811	26,252	26,206	24,766	23,066
Provision for credit losses	1,000	1,500	3,000	3,250	3,000
Net interest income after provision for credit losses	25,811	24,752	23,206	21,516	20,066

Noninterest income
Trust and wealth management fees	683	638	626	622	582
Mortgage origination revenue	898	998	1,163	780	641
Service charges on deposit accounts	1,093	1,100	1,305	1,138	882
Bank card revenue	1,519	1,341	1,237	1,237	1,087
Realized securities gains	127	476	912	1,522	—
Bank owned life insurance and annuity income	275	298	233	795	275
Other income	120	123	301	113	131
Total noninterest income	4,715	4,974	5,777	6,207	3,598
Noninterest expense
Salaries and employee benefits	8,230	8,435	8,250	7,869	7,655
Net occupancy expense	1,131	1,174	1,046	1,057	977
Equipment expense	1,598	1,581	1,502	1,474	1,360
Professional fees	428	338	370	364	417
Advertising and public relations	138	90	207	145	93
Amortization of intangibles	382	405	409	412	410
FDIC premiums	488	277	261	320	110
Bank card expense	685	573	573	589	560
Foreclosed properties expense, net	746	227	676	607	240
Acquisition-related expenses	454	440	218	28	637
Other expenses	2,756	2,893	3,094	2,644	2,738
Total noninterest expense	17,036	16,433	16,606	15,509	15,197
Income before income taxes	13,490	13,293	12,377	12,214	8,467
Income tax expense	2,930	2,933	2,126	2,594	1,518
Net income	$10,560	$10,360	$10,251	$9,620	$6,949
Preferred stock dividends	139	—	—	—	—

Net income applicable to common shares	$10,421	$10,360	$10,251	$9,620	$6,949

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary (unaudited)

	For the Quarter Ended
	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Per Share Data
Earnings per common share
Basic	$0.80	$0.80	$0.79	$0.74	$0.54
Diluted	$0.80	$0.80	$0.79	$0.74	$0.54

Cash dividends	$0.17	$0.17	$0.17	$0.17	$0.17
Dividend payout ratio	21.2%	20.6%	21.5%	22.9%	31.7%

Average common shares outstanding
Basic	12,952,357	12,942,099	12,932,768	12,922,158	12,911,979
Diluted	13,013,714	13,002,062	12,980,041	12,949,584	12,943,804

Common shares outstanding at period end	12,963,057	12,950,714	12,942,004	12,932,415	12,922,045

Performance Ratios
Return on average equity	13.67%	14.51%	14.90%	14.38%	10.75%
Return on average tangible equity	17.03%	18.49%	18.70%	18.12%	13.57%
Return on average tangible common equity	17.59%	18.49%	18.70%	18.12%	13.57%
Return on average assets	1.29%	1.31%	1.37%	1.31%	1.02%
Net interest margin (A)	3.55%	3.65%	3.76%	3.64%	3.68%
Efficiency ratio (B)	49.09%	49.79%	49.38%	48.95%	51.97%

NOTE (A) - Presented on a tax-equivalent basis assuming a federal tax rate of 21%.

NOTE (B) - Computed on a tax equivalent basis excluding acquisition-related expenses, gains/losses on sales of assets, write-downs of OREO properties to fair value and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data (unaudited)

Dollars in thousands, except per share amounts	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Assets
Cash and due from banks	$18,707	$20,732	$19,522	$16,257	$16,572
Interest bearing deposits other banks	176,282	155,865	80,265	92,729	26,218
Debt securities, available for sale	345,742	311,384	286,127	297,989	322,539
Debt securities, held to maturity	98,995	99,457	99,914	91,600	80,497
Loans, net	2,395,885	2,418,029	2,379,907	2,222,450	2,192,541
Property held for sale	13,170	13,918	15,588	17,831	17,954
Premises and equipment, net	53,104	53,289	52,537	52,880	51,847
Goodwill and other intangible assets	53,858	54,239	55,123	48,101	48,513
Cash surrender value of life insurance policies and annuities	60,087	59,740	59,438	57,029	55,315
Other assets	56,703	61,482	57,963	49,996	49,355
Total assets	$3,272,533	$3,248,135	$3,106,384	$2,946,862	$2,861,351

Liabilities and Shareholders' Equity
Deposits	$2,729,205	$2,725,010	$2,595,651	$2,451,891	$2,451,769
Short-term borrowings	140,146	140,145	140,146	140,145	90,945
Long-term borrowings and subordinated debentures	49,710	49,681	49,652	50,292	20,297
Other liabilities	38,265	39,854	39,355	32,571	34,909
Shareholders' equity - preferred	14,920	—	—	—	—
Shareholders' equity - common	300,287	293,445	281,580	271,963	263,431
Total liabilities and shareholders' equity	$3,272,533	$3,248,135	$3,106,384	$2,946,862	$2,861,351

Book value per common share	$23.16	$22.66	$21.76	$21.03	$20.39
Tangible book value per common share	$19.01	$18.47	$17.50	$17.31	$16.63
Tangible common equity to tangible assets	7.7%	7.5%	7.4%	7.7%	7.6%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Regulatory Capital Ratios (unaudited)

	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Summit Financial Group, Inc.
CET1 Risk-based Capital	9.6%	9.3%	9.3%	9.9%	9.7%
Tier 1 Risk-based Capital	10.9%	10.1%	10.0%	10.7%	10.5%
Total Risk Based Capital	13.0%	12.1%	12.1%	12.9%	11.3%
Tier 1 Leverage	8.9%	8.5%	8.6%	8.7%	9.0%

Summit Community Bank, Inc.
CET1 Risk-based Capital	11.9%	11.1%	11.1%	11.8%	10.5%
Tier 1 Risk-based Capital	11.9%	11.1%	11.1%	11.8%	10.5%
Total Risk Based Capital	12.9%	12.0%	12.0%	12.7%	11.4%
Tier 1 Leverage	9.7%	9.3%	9.5%	9.6%	9.0%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition (unaudited)

Dollars in thousands	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Commercial	$326,468	$348,022	$306,885	$350,985	$323,788
Mortgage warehouse lines	105,288	187,995	251,810	243,730	252,472
Commercial real estate
Owner occupied	392,164	358,200	351,860	312,502	336,143
Non-owner occupied	784,415	735,594	685,565	618,624	593,167
Construction and development
Land and development	102,670	106,312	107,342	97,343	92,706
Construction	140,788	126,011	91,100	66,878	48,116
Residential real estate
Conventional	398,239	411,103	425,519	368,009	371,225
Jumbo	71,694	65,851	74,185	73,836	76,360
Home equity	72,956	77,684	81,588	82,991	88,929
Consumer	32,732	32,924	33,906	34,655	34,640
Other	2,356	2,375	2,393	2,251	2,161
Total loans, net of unearned fees	2,429,770	2,452,071	2,412,153	2,251,804	2,219,707
Less allowance for credit losses	33,885	34,042	32,246	29,354	27,166
Loans, net	$2,395,885	$2,418,029	$2,379,907	$2,222,450	$2,192,541

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Deposit Composition (unaudited)

Dollars in thousands	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020
Core deposits
Non interest bearing checking	$503,097	$505,264	$440,819	$420,070	$443,190
Interest bearing checking	1,005,725	988,204	934,185	867,442	830,258
Savings	677,000	656,514	621,168	598,564	561,029
Time deposits	441,139	456,431	460,443	414,542	422,286
Total core deposits	2,626,961	2,606,413	2,456,615	2,300,618	2,256,763

Brokered deposits	23,521	39,125	55,454	64,120	90,279
Other non-core time deposits	78,723	79,472	83,582	87,153	104,727
Total deposits	$2,729,205	$2,725,010	$2,595,651	$2,451,891	$2,451,769

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Gross loan charge-offs	$343	$354	$434	$1,259	$218
Gross loan recoveries	(141)	(165)	(195)	(245)	(269)
Net loan charge-offs/(recoveries)	$202	$189	$239	$1,014	$(51)

Net loan charge-offs to average loans (annualized)	0.03%	0.03%	0.04%	0.18%	-0.01%

Allowance for loan credit losses	$33,885	$34,042	$32,246	$29,354	$27,166
Allowance for loan credit losses as a percentage of period end loans	1.39%	1.39%	1.34%	1.30%	1.22%
Allowance for credit losses on unfunded loan commitments	$4,660	$3,705	$4,190	$3.525	$3,477

Nonperforming assets:
Nonperforming loans
Commercial	$968	$848	$525	$553	$754
Commercial real estate	14,430	17,137	14,237	4,313	5,822
Residential construction and development	621	626	235	2	14
Residential real estate	6,800	6,667	5,264	5,104	5,873
Consumer	38	54	74	31	29
Other	—	—	—	—	35
Total nonperforming loans	22,857	25,332	20,335	10,003	12,527
Foreclosed properties
Commercial real estate	2,281	2,281	2,581	2,500	1,774
Commercial construction and development	3,146	3,884	4,154	4,154	4,511
Residential construction and development	6,859	7,129	7,791	10,330	10,645
Residential real estate	884	624	1,062	847	1,024
Total foreclosed properties	13,170	13,918	15,588	17,831	17,954
Other repossessed assets	—	—	—	—	—
Total nonperforming assets	$36,027	$39,250	$35,923	$27,834	$30,481

Nonperforming loans to period end loans	0.94%	1.03%	0.84%	0.44%	0.56%
Nonperforming assets to period end assets	1.10%	1.21%	1.16%	0.94%	1.07%

Troubled debt restructurings
Performing	$20,799	$20,462	$21,375	$22,232	$22,117
Nonperforming	1,235	3,828	3,127	2,988	3,003
Total troubled debt restructurings	$22,034	$24,290	$24,502	$25,220	$25,120

Loans Past Due 30-89 Days (unaudited)
	For the Quarter Ended
Dollars in thousands	6/30/2021	3/31/2021	12/31/2020	9/30/2020	6/30/2020

Commercial	$414	$335	$1	$147	$196
Commercial real estate	733	508	274	1,740	1,231
Construction and development	1,911	330	47	422	8
Residential real estate	3,594	2,146	4,405	4,464	2,763
Consumer	404	96	233	160	164
Other	—	3	5	2	3
Total	$7,056	$3,418	$4,965	$6,935	$4,365

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q2 2021 vs Q1 2021 vs Q2 2020 (unaudited)
	Q2 2021			Q1 2021			Q2 2020
	Average	Earnings/	Yield/	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,455,757	$27,593	4.51%	$2,355,705	$27,419	4.72%	$2,118,158	$25,466	4.84%
Tax-exempt (2)	11,370	132	4.66%	12,679	151	4.83%	17,244	200	4.66%
Securities
Taxable	285,092	1,351	1.90%	266,289	1,295	1.97%	248,792	1,453	2.35%
Tax-exempt (2)	147,703	1,078	2.93%	144,880	1,091	3.05%	120,385	1,012	3.38%
Interest bearing deposits other banks and Federal funds sold	154,677	56	0.15%	166,531	67	0.16%	41,776	60	0.58%
Total interest earning assets	3,054,599	30,210	3.97%	2,946,084	30,023	4.13%	2,546,355	28,191	4.45%

Noninterest earning assets
Cash & due from banks	19,095			17,961			16,672
Premises & equipment	53,210			53,317			50,457
Other assets	170,470			167,343			140,355
Allowance for credit losses	(34,674)			(32,706)			(25,799)
Total assets	$3,262,700			$3,151,999			$2,728,040

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$995,673	$371	0.15%	$960,190	$394	0.17%	$764,852	$369	0.19%
Savings deposits	665,735	634	0.38%	642,241	645	0.41%	512,634	1,200	0.94%
Time deposits	562,605	1,131	0.81%	583,723	1,457	1.01%	625,717	2,617	1.68%
Short-term borrowings	140,146	464	1.33%	140,146	469	1.36%	95,744	499	2.10%
Long-term borrowings and subordinated debentures	49,694	544	4.39%	49,664	545	4.45%	20,299	186	3.69%
Total interest bearing liabilities	2,413,853	3,144	0.52%	2,375,964	3,510	0.60%	2,019,246	4,871	0.97%

Noninterest bearing liabilities
Demand deposits	503,116			451,957			417,992
Other liabilities	36,842			38,393			32,238
Total liabilities	2,953,811			2,866,314			2,469,476

Shareholders' equity - preferred	11,254			—			—
Shareholders' equity - common	297,635			285,685			258,564
Total liabilities and shareholders' equity	$3,262,700			$3,151,999			$2,728,040

NET INTEREST EARNINGS		$27,066			$26,513			$23,320

NET INTEREST MARGIN			3.55%			3.65%			3.68%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21% for all periods presented. The tax equivalent adjustment resulted in an increase in interest income of $255,000, $261,000 and $254,000 for Q2 2021, Q1 2021 and Q2 2020, respectively.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2021 vs YTD 2020 (unaudited)
	YTD 2021			YTD 2020
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest (1)
Taxable	$2,406,007	$55,012	4.61%	$2,026,814	$50,555	5.02%
Tax-exempt (2)	12,021	281	4.71%	16,059	385	4.82%
Securities
Taxable	275,742	2,646	1.94%	253,840	3,211	2.54%
Tax-exempt (2)	146,300	2,168	2.99%	95,313	1,710	3.61%
Interest bearing deposits other banks and Federal funds sold	160,592	123	0.15%	38,712	159	0.83%
Total interest earning assets	3,000,662	60,230	4.05%	2,430,738	56,020	4.63%

Noninterest earning assets
Cash & due from banks	18,592			15,548
Premises & equipment	53,263			48,303
Other assets	168,510			130,604
Allowance for loan losses	(33,696)			(24,342)
Total assets	$3,207,331			$2,600,851

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$978,029	$765	0.16%	$704,404	$1,449	0.41%
Savings deposits	654,053	1,279	0.39%	480,827	2,537	1.06%
Time deposits	573,107	2,588	0.91%	620,409	5,550	1.80%
Short-term borrowings	140,146	933	1.34%	107,675	1,129	2.11%
Long-term borrowings and subordinated debentures	49,679	1,089	4.42%	20,301	405	4.01%
Total interest bearing liabilities	2,395,014	6,654	0.56%	1,933,616	11,070	1.15%

Noninterest bearing liabilities
Demand deposits	477,766			378,667
Other liabilities	37,614			29,106
Total liabilities	2,910,394			2,341,389

Shareholders' equity - preferred	5,658			—
Shareholders' equity - common	291,279			259,462
Total liabilities and shareholders' equity	$3,207,331			$2,600,851

NET INTEREST EARNINGS		$53,576			$44,950

NET INTEREST MARGIN			3.60%			3.72%

(1) For purposes of this table, nonaccrual loans are included in average loan balances.

(2) Interest income on tax-exempt securities and loans has been adjusted assuming a Federal tax rate of 21%. The tax equivalent adjustment resulted in an increase in interest income of $514,000 and $440,000 for the YTD 2021 and YTD 2020, respectively.